Exhibit 10.8

SPONSOR LETTER AGREEMENT

This SPONSOR LETTER AGREEMENT (this “Agreement”), dated as of December 1, 2021, is made by and among Bet on America, LLC, a Delaware limited liability company (the “Sponsor”), Selina Holding Company, UK Societas (the “Company”), solely for the purposes of Section 1 and Sections 3 to 8 and Sections 9 to 19 (solely to the extent related to the foregoing), BOA Acquisition Corp., a Delaware corporation (“BOA”), and solely for the purposes of Section 1 and Sections 3 to 8 and Sections 9 to 19 (solely to the extent related to the foregoing), each of the undersigned individuals (such individuals are hereinafter jointly referred to collectively as the “Insiders” and, together with the Sponsor, the “Sponsor Parties”). The Sponsor, BOA, the Insiders and the Company shall be referred to herein from time to time collectively as the “Parties”. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Business Combination Agreement (as defined below).

WHEREAS, BOA, the Company and Samba Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of the Company, entered into that certain Business Combination Agreement, dated as of the date hereof (as it may be amended, restated or otherwise modified from time to time in accordance with its terms, the “Business Combination Agreement”);

WHEREAS, the Business Combination Agreement contemplates that the Parties will enter into this Agreement concurrently with the entry into the Business Combination Agreement by the parties thereto, pursuant to which, among other things, (a) the Sponsor will vote in favor of the Business Combination Agreement and the transactions contemplated thereby (including the Merger) at any meeting of the stockholders of BOA and (b) the Sponsor will waive any adjustment to the conversion ratio with respect to the BOA Class B Shares owned by the Sponsor set forth in the Governing Documents of BOA or any other anti-dilution or similar protection with respect to the BOA Class B Shares owned by the Sponsor (in each case, whether resulting from the transactions contemplated by the PIPE Subscription Agreements or otherwise); and

WHEREAS, in order to induce the Company and BOA to enter into the Business Combination Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Sponsor and each of the Insiders, hereby severally (and not jointly and severally) agrees with BOA and, at all times prior to any valid termination of the Business Combination Agreement, the Company as follows:

NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, each intending to be legally bound, hereby agree as follows:

1. Agreement to Vote. From and after the date hereof until the earlier of the Effective Time or the termination of the Business Combination Agreement in accordance with its terms, the Sponsor hereby agrees to vote, or caused to be voted, all of the BOA Shares owned by the Sponsor in favor of the Business Combination Agreement and the transactions contemplated thereby (including the Merger) at any meeting of the stockholders of BOA duly called and convened in accordance with the Governing Documents of BOA, in each case, to the extent that the Sponsor is entitled to vote, or cause to be voted, such BOA Shares on each such BOA Transaction Proposal.

2. Waiver of Anti-dilution Protection. The Sponsor hereby (a) waives, subject to, and conditioned upon and effective as of immediately prior to, the occurrence of the Effective Time, any rights to adjustment of the conversion ratio with respect to the BOA Class B Shares owned by the Sponsor set forth in the Governing Documents of BOA or any other anti-dilution or similar protection with respect to the BOA Class B Shares owned by the Sponsor (in each case, whether resulting from the transactions contemplated by the PIPE Subscription Agreements or otherwise) and (b) agrees not to assert or perfect any rights to adjustment of the conversion ratio with respect to the BOA Class B Shares owned by the Sponsor set forth in the Governing Documents of BOA or any other anti-dilution or similar protection with respect to the BOA Class B Shares owned by the Sponsor (in each case, whether resulting from the transactions contemplated by the PIPE Subscription Agreements or otherwise).

3. Vesting and Forfeiture of Sponsor Shares. At the Closing, Sponsor hereby agrees to take all necessary actions to transfer up to twenty-five percent (25%) of the BOA Class B Shares owned by the Sponsor on the date hereof (the “Sponsor Share Pool”) to such Persons, as designated by the Company, in each case, in the manner forth in this Section 3 after the date hereof and prior to the Closing, and solely for the purposes of providing consideration in order to (a) induce and secure additional subscriptions and commitments in respect of the PIPE Financing (whether such subscriptions and commitments are for the purchase of Company Ordinary Shares in a private placement or convertible debt securities of the Company and from the existing PIPE Investors or other Persons desiring to enter into and consummate additional PIPE Subscription Agreements) or (b) induce any BOA Stockholder owning BOA Class A Shares to enter into, execute and deliver a non-redemption agreement, pursuant to which such BOA Stockholder waives the redemption rights provided under and as set forth in the Governing Documents of BOA and thereby agrees not to elect to or otherwise redeem all or a portion of its BOA Class A Shares pursuant to or in connection with the BOA Stockholder Redemption or otherwise in connection with the transactions contemplated by the Business Combination Agreement; provided, however, that the Parties agree that (i) the Sponsor Share Pool may only be used as consideration for such Persons that have invested, or have committed to invest, in the aggregate, at least $5,000,000 in connection with the transactions contemplated by the Business Combination Agreement (whether pursuant to the PIPE Financing or ownership of BOA Shares or Company Ordinary Shares or otherwise), (ii) with respect to any of the existing PIPE Investors, the Sponsor Share Pool shall only be used as consideration for additional incremental investments in excess of such existing PIPE Investor’s aggregate commitment as set forth in any PIPE Subscription Agreements entered into as of or prior to the date hereof or otherwise existing as of the date hereof (unless the Sponsor, BOA and the Company shall have agreed to apply any of the Sponsor Share Pool to any existing PIPE Investor by letter agreement on the date hereof), (iii) no Person may be issued, without the prior written consent of the Company and BOA, BOA Class B Shares as consideration from the Sponsor Share Pool if and to the extent the value of such BOA Class B Shares represents in excess of twenty-five (25%) of the value of such Person’s aggregate investment at such time, and (iv) if less than the full amount of the Sponsor Share Pool is used pursuant hereto, Sponsor hereby agrees to take all reasonably necessary actions to cause any BOA Class B Shares remaining in the Sponsor Share Pool to be forfeited and cancelled for no consideration immediately prior to (and contingent upon) the Closing.

4. Termination of Lock-up Period. Each of BOA and the Insiders hereby agrees that subject to, and conditioned upon the occurrence of, and effective as of, the Effective Time:

(a) Section 7(a) of that certain Letter Agreement, dated as of February 23, 2021 (the “Letter Agreement”), by and among the Sponsor, BOA and the Insiders, shall be automatically amended and restated in its entirety as follows:

“7. (a) Reserved.”;

(b) Paragraph (c) of Section 7 of the Letter Agreement shall be automatically amended to remove all references to paragraph (a) of Section 7 of the Letter Agreement and all references to the Founder Shares; and

(c) Paragraph 20 of the Letter Agreement shall be automatically amended and restated in its entirety as follows:

“This Letter Agreement shall terminate on the earlier of (i) the date that is 30 days after the completion of an initial Business Combination and (ii) the liquidation of the Company.”

5. Non-Survival; Termination. This Agreement shall automatically terminate, without any notice or other action by any Party, and be void ab initio upon the termination of the Business Combination Agreement in accordance with its terms, and the representations, warranties, agreements and covenants in this Agreement shall automatically terminate, without any notice or other action, upon the occurrence of the Effective Time, except for those covenants and agreements in this Agreement that, by their terms, contemplate performance after the Effective Time. Upon termination of this Agreement or the representations, warranties, covenants and agreements in this Agreement, as applicable, as provided in the immediately preceding sentence, none of the Parties shall have any further obligations or Liabilities under, or with respect to, this Agreement, except, if the Effective Time occurs, obligations with respect to those covenants and agreements in this Agreement that, by their terms, contemplate performance after the Effective Time. Notwithstanding the foregoing or anything to the contrary in this Agreement, this Section 5, Section 6, Section 7 and Section 8 and Sections 9 to 19 (to the extent related to the foregoing) shall survive any termination of this Agreement and remain valid and binding obligations of the Parties.

6. Fiduciary Duties. Notwithstanding anything in this Agreement to the contrary, (a) the Sponsor makes no agreement or understanding herein in any capacity other than in the Sponsor’s capacity as a record holder and/or beneficial owner of BOA Shares, (b) none of the Insiders makes any agreement or understanding herein in any capacity other than in such Insider’s capacity as a direct or indirect owner of equity interests in the Sponsor, and not, in the case of any Insider, in such Insider’s capacity as a director, officer or employee of BOA or the Sponsor, and (c) nothing herein will be construed to limit or affect any action or inaction by any Insider or any Representative of the Sponsor serving as a member of the board of directors (or other similar governing body) of BOA or the Sponsor or as an officer, employee or fiduciary of BOA or the Sponsor, in each case, acting in such person’s capacity as a director, officer, employee or fiduciary of BOA or the Sponsor.

7. No Recourse. This Agreement may only be enforced against, and any action for breach of this Agreement may only be made against, the Parties, and without limiting the generality of the foregoing, none of the Representatives of any Party shall have any Liability arising out of or relating to this Agreement, the negotiation hereof or its subject matter or the transactions contemplated hereby, including with respect to any claim (whether in tort, contract or otherwise) for breach of this Agreement or in respect of any written or oral representations made or alleged to be made in connection herewith, except as expressly provided herein or, for the avoidance of doubt, for claims pursuant to the Business Combination Agreement or any Ancillary Documents by any party(ies) thereto against any other party(ies) thereto on the terms and subject to the conditions therein. Notwithstanding anything to the contrary in this Agreement, (a) in no event shall any Sponsor Party have any obligations or Liabilities related to or arising out of the covenants, agreements or obligations of any other Sponsor Party under this Agreement (including related to or arising out of the breach of any such covenant, agreement or obligation by any other Sponsor Party) and (b) in no event shall BOA have any obligations or Liabilities related to or arising out of the covenants, agreements or obligations of any Sponsor Party under this Agreement (including related to or arising out of any breach of any such covenant, agreement or obligation by any such Sponsor Party).

8. No Ownership Interest. Nothing contained in this Agreement will be deemed to vest in the Company any direct or indirect ownership or incidents of ownership of or with respect to the BOA Shares owned by the Sponsor. All rights, ownership and economic benefits of and relating to the BOA Shares owned by the Sponsor shall remain vested in and belong to the Sponsor, and except as otherwise expressly provided in Section 2, (a) the Company shall have no authority to manage, direct, superintend, restrict, regulate, govern or administer any of the policies or operations of BOA or exercise any power or authority to direct the Sponsor in the voting of any of the BOA Shares owned by the Sponsor and (b) the Sponsor shall not be restricted from voting in favor of, against or abstaining with respect to or giving (or withholding) its written consent to any other matters presented to the stockholders of BOA.

9. Entire Agreement; Assignment. This Agreement, together with the Business Combination Agreement and the Ancillary Documents, constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof or the transactions contemplated hereby. This Agreement may not be assigned by any Party (whether by operation of law or otherwise) without the prior written consent of the other Parties. Any attempted assignment of this Agreement not in accordance with the terms of this Section 9 shall be void.

10. Amendment. This Agreement may be amended or modified only by a written agreement executed and delivered by each of the Parties. This Agreement may not be modified or amended except as provided in the immediately preceding sentence and any purported amendment by any Party or Parties effected in a manner which does not comply with this Section 10 shall be void, ab initio.

11. Waiver. Any provision of this Agreement may be waived if, and only if, such waiver is in writing and signed by the Party against whom such waiver is to be effective. Notwithstanding the foregoing, no failure or delay by any Party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.

12. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of Delaware.

13. Construction; Interpretation. The term “this Agreement” means this Sponsor Letter Agreement, as the same may from time to time be amended, modified, supplemented or restated in accordance with the terms hereof. The headings set forth in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement. No Party, nor its respective counsel, shall be deemed the drafter of this Agreement for purposes of construing the provisions hereof, and all provisions of this Agreement shall be construed according to their fair meaning and not strictly for or against any Party. Unless otherwise indicated to the contrary herein by the context or use thereof: (a) the words, “herein,” “hereto,” “hereof” and words of similar import refer to this Agreement as a whole and not to any particular section, subsection, paragraph, subparagraph or clause set forth in this Agreement; (b) masculine gender shall also include the feminine and neutral genders, and vice versa; (c) words importing the singular shall also include the plural, and vice versa; (d) the words “include,” “includes” or “including” shall be deemed to be followed by the words “without limitation”; (e) references to “$” or “dollar” or “US$” shall be references to United States dollars; (f) the word “or” is disjunctive but not necessarily exclusive; (g) the words “writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form; (h) the word “day” means calendar day unless Business Day is expressly specified; (i) the word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”; (j) all references to Sections are to Sections of this Agreement; (k) all references to any Law will be to such Law as amended, supplemented or otherwise modified or re-enacted from time to time; and (l) all references to the “date hereof” mean the date of this Agreement. If any action under this Agreement is required to be done or taken on a day that is not a Business Day, then such action shall be required to be done or taken not on such day but on the first succeeding Business Day thereafter.

14. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each Party and its successors and permitted assigns and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

15. Severability. Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable Law, but if any term or other provision of this Agreement is held to be invalid, illegal or unenforceable under applicable Law, all other provisions of this Agreement shall remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision of this Agreement is invalid, illegal or unenforceable under applicable Law, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

16. Counterparts; Electronic Signatures. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by e-mail, or scanned pages shall be effective as delivery of a manually executed counterpart to this Agreement.

17. Waiver of Jury Trial. THE PARTIES EACH HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY PROCEEDING, CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (I) ARISING UNDER THIS AGREEMENT OR (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES IN RESPECT OF THIS AGREEMENT, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE. THE PARTIES EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH PROCEEDING, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 17.

18. Submission to Jurisdiction. Each of the Parties irrevocably and unconditionally submits to the exclusive jurisdiction of the Chancery Court of the State of Delaware (or, if the Chancery Court of the State of Delaware declines to accept jurisdiction, any state or federal court within State of New York, New York County), for the purposes of any Proceeding, claim, demand, action or cause of action (a) arising under this Agreement or (b) in any way connected with or related or incidental to the dealings of the Parties in respect of this Agreement, and irrevocably and unconditionally waives any objection to the laying of venue of any such Proceeding in any such court, and further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Proceeding has been brought in an inconvenient forum. Each Party hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any Proceeding claim, demand, action or cause of action against such Party (i) arising under this Agreement, or (ii) in any way connected with or related or incidental to the dealings of the Parties in respect of this Agreement, (A) any claim that such Party is not personally subject to the jurisdiction of the courts as described in this Section 18 for any reason, (B) that such Party or such Party’s property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (C) that (x) the Proceeding, claim, demand, action or cause of action in any such court is brought against such Party in an inconvenient forum, (y) the venue of such Proceeding, claim, demand, action or cause of action against such Party is improper or (z) this Agreement, or the subject matter hereof, may not be enforced against such Party in or by such courts. Each Party agrees that service of any process, summons, notice or document by registered mail to such party’s respective address set forth in Section 19 shall be effective service of process for any such Proceeding, claim, demand, action or cause of action.

19. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given) by delivery in person, by e- mail (having obtained electronic delivery confirmation thereof (i.e., an electronic record of the sender that the email was sent to the intended recipient thereof without an “error” or similar message that such email was not received by such intended recipient)), or by registered or certified mail (postage prepaid, return receipt requested) (upon receipt thereof) to the other Parties as follows:

If to BOA, the Sponsor or any of the Insiders to:

c/o BOA Acquisition Corporation

2600 Virginia Ave NW,

Suite T23 Management Office

Washington, D.C. 20037

Attention: Ben Friedman, CFO

E-mail: ben@friedmancap.com

with a copy (which shall not constitute notice) to:

King & Spalding LLP

1700 Pennsylvania Avenue NW

Washington, DC 20006

Attention: Brian E. Ashin

                 Alan M. Noskow

E-mail: bashin@kslaw.com

             anoskow@kslaw.com

If to the Company, to:

Selina Holding Company, UK Societas

6th Floor, 2 London Wall Place

Barbican, London EC2Y 5AU

Attention: Jon Grech, General Counsel

E-mail: jon.grech@selina.com

with a copy (which shall not constitute notice) to:

Morgan Lewis & Bockius UK LLP

Condor House, 5-10 St Paul’s Churchyard

London EC4M 8AL

Attention: Tomasz Wozniak

E-mail: tomasz.wozniak@morganlewis.com

or to such other address as the Party to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

20. Remedies. Except as otherwise expressly provided herein, any and all remedies provided herein will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy. The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the Parties do not perform their respective obligations under the provisions of this Agreement in accordance with their specific terms or otherwise breach such provisions. It is accordingly agreed that the Parties shall be entitled to seek an injunction or injunctions, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in each case, without posting a bond or undertaking and without proof of damages and this being in addition to any other remedy to which they are entitled at law or in equity. Each of the Parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief when expressly available pursuant to the terms of this Agreement on the basis that the other parties have an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or equity.

[Signature page follows]

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

BET ON AMERICA LLC
By: BET ON AMERICA HOLDINGS, LLC, its manager

By:	/s/ Brian Friedman
Name:	Brian Friedman
Title:	Chief Executive Officer

SELINA HOLDING COMPANY, UK SOCIETAS

By:	/s/ Rafael Museri
Name:	Rafael Museri
Title:	CEO

BOA ACQUISITION CORP.
(solely for purposes of Section 1 and Section 3 to 8 and Sections 9 to 19)

By:	/s/ Brian Friedman
Name:	Brian Friedman
Title:	Chief Executive Officer

INSIDERS
(solely for purposes of Section 1 and Section 3 to 8 and Sections 9 to 19)

By:	/s/ Srikanth Batchu
Name:	Srikanth Batchu

By:	/s/ Shane Battier
Name:	Shane Battier

By:	/s/ Lorron James
Name:	Lorron James

By:	/s/ Anthony Wanger
Name:	Anthony Wanger

By:	/s/ Jenny Abramson
Name:	Jenny Abramson

By:	/s/ Benjamin Friedman
Name:	Benjamin Friedman

By:	/s/ Brian Friedman
Name:	Brian Friedman

[Signature to Sponsor Letter Agreement]